EXHIBIT (a)(1)

                           ARTICLES OF INCORPORATION
                                       OF
                     FREEDOM CAPITAL PORTFOLIO FUNDS, INC.

                                 ARTICLE FIRST

     I, the incorporator, Ulice Payne, Jr., whose post office address is c/o Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c., 111 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, being at least eighteen years of age, do, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, form a corporation.

                                 ARTICLE SECOND

                                      Name
                                      ----

     The name of the corporation (which is hereinafter called the "Corporation") is Freedom Capital Portfolio Funds, Inc.

                                 ARTICLE THIRD

                                    Purposes
                                    --------

     The purposes for which the Corporation is formed are to act as an open-end investment company of the management type registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940 (the "1940 Act") and to exercise and generally to enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force. In the event the Corporation shall cease to be registered under the 1940 Act, it shall have all of the powers to invest and reinvest its assets which it would have if so registered, but without the restrictions on such powers imposed by or under the 1940 Act or by any "fundamental policy" (as that term is used in the 1940 Act) adopted by the Corporation pursuant to the 1940 Act. In the event the Corporation shall cease to be so registered, all references in these Articles of Incorporation or in the Corporation's By-Laws which limit the powers of the Corporation yursuant to or under the 1940 Act or which affect the manner in which action may be taken by the Board of Directors or stockholders shall cease to be in effect.

                                 ARTICLE FOURTH

                              Address in Maryland
                              -------------------

     The resident agent for the Corporation is CSC- Lawyers Incorporating Service Company, c/o James E. Baker, Esq., located at 100 Light Street, Sixth Floor, Baltimore, Maryland, 21202. Said resident agent is a corporation of the State of Maryland. The address of the place at which the principal office of the Corporation in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 100 Light Street, Sixth Floor, Baltimore, Maryland 21202.

                                 ARTICLE FIFTH

                                 Capital Stock
                                 -------------

     Section 1. The total number of shares of stock which the Corporation shall have authority to issue is 200,000,000 shares of common capital stock ("Shares") of the par value of $.01 each, having an aggregate par value of $2,000,000 (and class(es) of Shares from time to time created by the Board of Directors being herein referred to individually as a "Class" and collectively as "Classes" which may be referred to in other documents as "Portfolios" or "Funds" or "Series").

     The Board of Directors of the Corporation shall have the power and authority to designate one or more classes of common stock, to fix the number of shares in any such class and to further classify or reclassify any unissued Shares with respect to such class, from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemptions of such unissued Shares, including, without limitation, the power to reclassify unissued Shares of any Class as authorized shares of any other Class.

     The aforesaid power shall include the power to create, by classifying or reclassifying unissued shares in the aforesaid manner, one or more Classes in addition to those initially designated as named below. Subject to the aforesaid power, the Board of Directors has initially designated one Class of Shares of common stock of the Corporation. The name of such Class and number of Shares of common stock initially classified and allocated to this Class are as follows:


           Name of Class                       Number of Shares of Common
           -------------                     Stock Classified and Allocated
                                             ------------------------------
       Equity Fund Portfolio                           80,000,000

     Section 2. A description of the relative preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of all Classes is as follows, unless otherwise set forth in the Articles Supplementary filed with the Maryland State Department of Assessments and Taxation describing any further Class or Classes from time to time created by the Board of Directors:

                                 Assets/Income
                                 -------------
       (a) All consideration received by the Corporation for the issue or sale of Shares of a particular Class, together with all assets in which such consideration is invested or reinvested all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever from the same may be, shall irrevocably belong to that Class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits and proceeds, including any proceeds derived from the sale, exhange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items (as hereinafter defined) allocated to that Class as provided in the following sentence, are herein referred to as "assets belonging to" that Class. In the event that there are any assets, income, earnings, profits or proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular Class (collectively "General Items"), the Board of Directors shall allocate such General Items to and among any one or more of the Classes created from time to time in such manner and on such basis as it, in its sole discretion, deems fair and equitable; and any General Items so allocated to a particular Class shall belong to that Class. Each such allocation by the Board of Directors shall be conclusive and binding upon the stockholders of all Classes for all purposes.


                                  Liabi1ities
                                  -----------

       (b) The assets belonging to any particular Class shall be charged with the liabilities of the Corporation in respect of that Class and with all expenses, costs, charges and reserves attributable to that Class, and shall be so recorded upon the books of account of the Corporation. Such liabilities, expenses, costs, charges and reserves, together with any General Items (as hereinafter defined) allocated to that Class, are herein referred to as "liabilities belonging to" that Class. In the event there are any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular Class (collectively "General Items"), the Board of Directors shall allocate such General Items to and among any one or more of the Classes created from time to time in such manner and on such basis as it, in its sole discretion, deems fair and equitable; and any General Items so allocated to a particular Class shall belong to that Class. Each such allocation by the Board of Directors shall be conclusive and binding upon the stockholders of all Classes for all purposes.

                                   Dividends
                                   ---------

       (c) Dividends or distributions on Shares of a particular Class, whether payable in Shares or cash, may be paid to the holders of Shares of that Class at such times, in such manner and from such of the income and capital gains, accrued or realized, from the assets belonging to that Class, after providing for actual and accrued liabilities belonging to that Class, as the Board of Directors may determine.

                                  Liquidation
                                  -----------

       (d) In the event of the liquidation or dissolution of the Corporation, the stockholders of each Class that has been created shall be entitled to receive, as a Class, when and as declared by the Board of Directors, the excess of the assets belonging to that Class over the liabilities belonging to that Class. The assets so distributable among such stockholders in proportion to the number of Shares of that Class held by them and recorded on the books of the Corporation.

                                     Voting
                                     ------

       (e) On each matter submitted to vote of the stockholders, each stockholder of a Share shall be entitled to one vote for each Share standing in such holder's name on the books of the Corporation, irrespective of the Class thereof, and all Shares of all Classes shall vote as a single class ("Single Class Voting"); provided, however, that (i) as to any matter with respect to which a separate vote of any Class is required by the 1940 Act and/or Maryland law, such requirements as to a separate vote by that Class shall apply in lieu of Single Class Voting as described above; (ii) in the event that the separate vote requirements referred to in (i) above apply with respect to one or more Classes, then, subject to (iii) below, the Shares of all other Classes shall vote as a single Class; and (iii) as to any matter which does not affect the interest of a particular Class, including, but not limited to, any proposal to liquidate any other Class, only the holders of Shares of the one or more affected Classes shall be entitled to vote.

       (f) All Shares of each particular Class shall represent an equal and proportionate interest in the assets belonging to that Class (subject to the liabilities belonging to that Class), and each Share of any particular Class shall be equal to each other Share of that Class; but the provisions of this sentence shall not restrict any distinctions permissible pursuant to subsection (c) of Section 2 of this Article or otherwise under these Articles of Incorporation that may exist with respect to stockholder elections to receive dividends or distributions in cash or Shares of the same Class or that may otherwise exist with respect to dividends and distributions on Shares of the same Class.

                               Pre-emptive Rights
                               ------------------
     Section 3. No holder of Shares shall be entitled as such, as a matter of right, to purchase or subscribe for any part of any new or additional issue of Shares or securities of the Corporation.


                                   Redemption
                                   ----------

     Section 4. All Shares now or hereafter authorized, and of any Class, shall be "sub ject to redemption" and " redeemable", in the sense used in the General Laws of the State of Maryland authorizing the formation of corporations as amended from time to time (the "Maryland Corporation Law"), at the redemption or repurchase price for Shares of that Class, determined in the manner set out in these Articles of Incorporation or in any amendment thereto. In the absence of any contrary specif ication as to the purpose for which Shares are repurchased by it, all Shares so repurchased shall be deemed to be "retired automatically" in the sense contemplated by the Maryland Corporation Law. Shares retired by repurchase or retired by redemption shall thereafter have the status of authorized but unissued Shares of the Corporation.

     Section 5. All persons who shall acquire Shares shall acquire the same subject to the provisions of these Articles of Incorporation.

                                 ARTICLE SIXTH

                                   Directors
                                   ----------

     The initial number of Directors of the Corporation shall be three, and the names of those who shall act as such until the first meeting of stockholders at which Directors are to be elected and until their successors are duly elected and qualify are as follows:
                                  James R. Fay
                                William T. Duero
                                 Kenneth Coshun

     However, the By-Laws of the Corporation may f ix the number of Di rectors at a number other than three and may authorize the Board of Directors, to increase or decrease the number of Directors within a limit specified in the By-Laws, provided that in no case shall the number of Directors be less than three, and to fi11 the vacancies created by any such increase in the number of Directors. Unless otherwise provided by the By-Laws of the Corporation, the Directors of the Corporation need not be stockholders.

                                ARTICLE SEVENTH


          Provisions for Definina, Limiting and Regulating the Powers
          -----------------------------------------------------------
                 of the Corporation, Directors and Shareholders
                 ----------------------------------------------

     Section 1. The Board of Directors shall have the general management and control of the business and property of the Corporation, and may exercise all the powers of the Corporation, except such as are by statute or by these Articles of Incorporation or by the By-Laws conferred upon or reserved to the stockholders. In furtherance and not in limitation of the powers conferred by statute, and Board of Directors is hereby empowered:

          (a) To authorize the issuance and sale, from time to time, of Shares of any Class whether for cash at not less than the par value thereof or for such other consideration as the Board of Directors may deem advisable, in the manner and to the extent now or hereafter permitted by the laws of Maryland; provided, however, the consideration (or the value thereof as determined by the Board of Directors) per Share to be received by the Corporation upon the sale of Shares of any Class (including treasury Shares) shall not be less than the net asset value (determined as provided in Article NINTH hereof) per Share of that Class outstanding at the time (determined by the Board of Directors) as of which the computation of such net asset value shall be made.

          (b) To specify, in instances in which it may be desirable, that Shares of any Class repurchased by the Corporation are not acquired for retirement and to specify the purposes for which such Shares are repurchased.

          (c) To increase or decrease the aggregate number of Shares of stock or the number of Shares of stock of any Class that the Corporation has authority to issue.

          (d) To make, amend, and repeal the By-Laws of the Corporation.

     The Corporation may in its By-Laws confer powers on the Board of Directors in addition to the powers expressly conferred by statute.

     Section 2. The presence in person or by proxy of the holders of one-third of the Shares of all Classes issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of any business at all meetings of the stockholders except as otherwise provided by law or in these Articles of Incorporation and except that where the holders of the Shares of any Class are entitled to a separate vote as a Class (a "Separate Class") or where the holders of Shares of two or more (but not all) Classes are required to vote as a single Class (a "Combined Class"), the presence in person or by proxy of the holders of one-third of the Shares of that Separate Class or Combined Class, as the case may be, issued and outstanding and entitled to vote thereat shall constitute a quorum for such vote. If, however, a quorum with respect to all Classes, a Separate Class or a Combined Class, as the case may be, shall not be present or represented at any meeting of the stockholders, the holders of a majority of the Shares of all Classes, such Separate Class or such Combined Class, as the case may be, present in person or by proxy and entitled to vote shall have power to adjourn the meeting from time to time as to all Classes, such Separate Class or such Combined Class, as the case may be, without notice other than announcement at the meeting, until the holders of a requisite number of Shares entitled to vote as such meeting shall be present in person or by proxy. As such adjourned meeting at which the requisite number of Shares entitled to vote thereat shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified. The absence from any meeting of stockholders of the number of Shares in excess of one-third of the Shares of all Classes or of the affected Class or Classes, as the case may be, which may be required by the laws of the State of Maryland, the 1940 Act, any other applicable law or these Articles of Incorporation, for action upon any given matter shall not prevent action of such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, holders of the number of Shares required for action in respect of such other matter or matters. Notwithstanding any provision of law requiring any action to be taken or authorized by the holders of a greater proportion than majority of the Shares of all Classes or of the Shares of a particular Class or Classes, as the case may be, entitled to vote thereon, such action shall be valid and effective if taken or authorized by the affirmative vote of the holders of a majority of the Shares of all Classes or of such Class or Classes, as the case may be, outstanding and entitled to vote thereon.

     Section 3. The By-Laws of the Corporation may divide the Directors of the Corporation into classes and prescribe the term of office of the several classes, but the term of office of a Director may not be longer than five years, or, except in the case of an initial or substitute Director, shorter than the period between meetings of stockholders at which Directors are to be elected, and the term of office of at least one class shall expire each year.

     Section 4. The Corporation is not required to hold an annual meeting in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940.

     Section 5. The holders of Shares of any Class of the Corporation shall have only such rights to inspect the records, documents, accounts and books of the Corporation as are provided by the Maryland Corporation Law, subject to reasonable regulations of the Board of Directors, not contrary to the Maryland Corporation Law, as to whether and to what extent, and at what times and places, and under what conditions and regulations such rights shall be exercised.

     Section 6. Any officer elected or appointed by the Board of Directors or by any committee of said Board or by the stockholders or otherwise, may be removed at any time with or without cause, in such lawful manner as may be provided in the By-Laws of the Corporation.

     Section 7. If the By-Laws so provide, the Board of Directors of the Corporation shall have power to hold its meetings, to have an office or offices and, subject to the provisions of the Maryland Corporation Law, to keep the books of the Corporation outside of said State at such places as may from time to time be designated by the Directors.

     Section 8. Subject to the provisions of 1940 Act, any Director, officer or employee individually, or any partnership of which any Director, officer or employee may be a member, or any corporation or association of which any Director, officer or employee may be an officer, director, trustee, employee or stockholder, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, and in the absence of fraud no contract or other transaction shall be thereby affected or invalidated; provided that in case a Director, or a partnership, corporation or association of which a Director is a member, officer, director, trustee, employee or stock holder is so interested, such fact shall be disclosed or shall have been known to the Board of Directors, or a majority thereof; and any Director of the Corporation who is so interested, or who is also a director, officer, trustee, employee or stockholder of such other corporation or association or a member of such partnership which is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, any may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director, officer, trustee, employee or stockholder of such other corporation or association or not so interested or a member of a partnership so interested.

     Section 9. Specifically, but without limitation of the foregoing, the Corporation may enter into management or investment advisory contracts or underwriting contracts and other contracts with, and may otherwise do business with, any manager or investment adviser for the Corporation and/or principal underwriter of the Shares of the Corporation or any subsidiary or affiliate of any such manager or investment adviser and/or principal underwriter and may permit any such firm or corporation to enter into any contracts or other arrangements with any other firm or corporation relating to the Corporation notwithstanding that the Board of Directors of the Corporation may be composed in part of partners, directors, officers or employees of any such firm or corporation, and officers of the Corporation may have been or may be or become partners, directors, officers or employees of any such firm or corporation, and in the absence of fraud the Corporation any such firm or corporation may deal freely with each other, and not such contract or transaction between the Corporation and any such firm or corporation shall be invalidated or in any wise affected thereby, nor shall any Director of officer of the Corporation be liable to the Corporation or to any stockholder or creditor thereof or to any other person for any loss incurred by it or his solely because of the existence of any such contract or transaction; provided that, so long as the Corporation is registered under the 1940 ACt, nothing herein shall protect any Director or officer of the Corporation against any liability to the Corporation or to its security hclders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                 ARTICLE EIGHTH

                           Redemptions and Repurchase
                           --------------------------

     Section 1. The Corporation shall under some circumstances redeem, and may under other circumstances repurchased or redeem, Shares as follows:

          (a) Each holder of Shares of any Class shall be entitled at such holder's option to require the Corporation to redeem all or any part of the Shares of that Class owned by such holder, upon written or telegraphic request to the Corporation or its designated agent, or such other form of re~uest as is determined by the Board of Directors, accompanied by surrender of the certificate or certificates for such Shares, or such other evidence of ownership as shall be specified by the Board of Directors, for the proportionate interest per Share in the assets of the Corporation belonging to that Class, or the cash equivalent thereof (being the ~et asset value per Share of that Class determined as provided in Article NINTH hereof), subject to and in accordance with the provisions of Section 2 of this Article.

          (b) In addition, the Board of Directors may, from time to time in its discretion, authorize the Corporation to require the redemption of all or any part of the outstanding Shares of any Class, for the proportionate interest per Share in the assets of the Corporation belonging to that Class, or the cash equivalent thereof (being the net asset value per Share of that Class determined as provided in Article NINTH hereof), subject to and in accordance with the provisions of Section 2 of this Article, upon the sending of written notice thereof to each stockholder any of whose Shares are so redeemed and upon such terms and conditions as the Board of Directors shall deem advisable.

          (c) In addition, the Board of Directors may, from time to time in its discretion, authorize the officers of the Corporation to repurchase Shares of any Class, either directly or through an agent, subject to and in accordance with the provisions of Section 2 of this Article. The price to be paid by the Corporation upon any such repurchase shall be determined in accordance with any provision of the 1940 ACt or any rule or regulation thereunder, including any rule or regulation made or adopted pursuant to
     Section 22 of the 1940 Act by the Securities and Exchange Commission or any securities association registered under the Securities Exchange Act of 1934.

          (d) Notwithstanding the foregoing, the Board of Directors of the Corporation may suspend the right of the holders of Shares of any or all Classes to require the Corporation to redeem such Shares or may suspend any voluntary repurchase of such Shares:

               (i) for any period (A) during which the New York Stock Exchange is closed other than customary weekend and holiday closings, or (B) during which trading on the New York Stock Exchange is restricted;

               (ii) for any period during which an emergency, as defined by the rules of the Securities and Exchange Commission or any successor thereto, exists as a result of which (A) disposal by the Corporation of securities owned by it and belonging to the affected Class or Classes is not reasonably practicable, or (B) it is not reasonably practicable for the Corporation fairly to determine the value of the net assets of the affected Class or Classes; or

               (iii) for such periods as the Securities and Exchange Commission or any successor thereto may be order permit for the protection of security holders of the Corporation.

     Section 2. The following provisions shall be applicable with respect to redemptions and repurchases of Shares of any Class pursuant to Section 1 hereof.

          (a) The days on which and time as of which the net asset per Share of a particular Class applicable to any redemption pursuant to Section 1 of this Article shall be computed shall be such days and time as may be determined by or pursuant to the direction cf the Board of Directors (which days and time may differ from Class to Class).

          (b) Certificates, if any, for Shares of any Class to be redeemed or repurchased shall be surrendered in proper form for transfer, or such other form as the Board of Directors may determine, together with such proof, if any, of the authenticity of signatures as may be required by the Board of Directors.

          (c) Payment of the redemption or repurchase price by the Corporation or its designated agent shall be made within seven days after the time used for determination of the redemption or repurchase price, plus such additional period as may be permitted by or under the 1940 ACt, but in no event prior to delivery to the Corporation or its designated agent of the certificate or certificates for the Shares of the particular Class so redeemed or repurchased, or of such other evidence of ownership as shall be specified by the Board of Directors; except that any payment may be made in whole or in part in securities or other assets of the Corporation belonging to that Class if, the Board of Directors shall determine that payment in cash would be prejudicial to the best interests of the remaining stockholders of that Class. In making any such payment in whole or in part in securities or other assets of the Corporation prejudicial to the best interests of the remaining stockholders of that Class. In making any such payment in whole or in part in securities or other assets of the Corporation belonging to that Class, the Corporation shall, as nearly as may be practicable, deliver securities or other assets of a gross value (determined in the manner provided in Article NINTH hereof) representing the same proportionate interest in the securities and other assets of the Corporation belonging to that Class as is represented by the Shares of that Class so to be paid for. Delivery of the securities included in any such payment shall be made as promptly as any necessary transfers on the books of the several corporation whose securities are to be delivered may be made.

          (d) The right of the holder of Shares of any Class redeemed or repurchased by the Corporation as provided in this Article to receive dividends thereon and all other rights of such holder with respect to such Shares shall forthwith cease and terminate from and after the time as of which the redemption or repurchase price of such Shares has been determined (except as otherwise determined by the Board of Directors and except for the right of such holder to receive (a) the redemption or repurchase price of such Shares from the Corporation or its designated agent, in cash and/or in securities or other assets of the Corporation belonging to that Class, and (b) any dividend to which such holder had previously become entitled as the record holder of such Shares on the record date for such dividend, and, with respect to Shares otherwise entitled to vote, except for the right of such holder to vote at a meeting of stockholders such Shares owned of record by him on the record date for such meeting).

                                 ARTICLE NINTH

                        Determination of Net Asset Value
                        --------------------------------

     Section 1. Such net asset value per Share of each Class on any day shall be computed as follows:

          (a) The net asset value per Share of each Class shall be the quotient obtained by dividing the "net value of the assets" of the Corporation belonging to that Class by the total number of Shares of that Class at the time deemed to be outstanding (including Shares sold whether paid for and issued or not, and excluding Shares redeemed or repurchased on the basis of previously determined values, whether paid for, received and held in treasury or not).

          (b) The "net value of the assets" of the Corporation belonging to a particular Class shall be the "gross value" of the assets belonging to that Class after deducting the amount of all expenses incurred and accrued and unpaid belonging to that Class, such reserves belonging to that Class as may be set up to cover taxes and any other liabilities, and such other deduction and unpaid belonging to that Class, such reserves belonging to that Class as may be set up to cover taxes and any other liabilities, and such other deductions belonging to that Class as in the opinion of the officers of the Corporation are in accordance with accepted accounting practices.

          (c) The "gross value" of the assets belonging to a particular Class shall be the amount of all cash and receivables and the market value of all securities and other assets held by the Corporation and belonging to that Class at the time as of which the determination is made. Securities held shall be valued at market value or, in the absence of readily available market quotations, at fair value, both as determined pursuant to methods approved by the Board of Directors and in accordance with applicable statutes and regulations.

     Section 2. The Board of Directors is empowered, in its absolute discretion, to establish other methods for determining such net asset value whenever such other methods are deemed by it to be necessary or desirable and are consistent with the provisions of the 1940 Act and the rules and regulations thereunder.

                                 ARTICLE TENTH

                                Indemnification
                                ---------------
     The Corporation shall indemnify to the full extent permitted by law each person who has served at any time as director or officer of the Corporation, and his heirs, administrators, successors and assigns, against any and all reasonable expenses, including counsel fees, amounts paid upon judgments, and amounts paid in settlement (before or after suit is commenced) actually incurred by such person in connection with the defense or settlement of any claim, action, suit or proceeding in which he is made a party, or which may be asserted agalnst him, by reason of being or having been a director or officer of the Corporation. Such indemnification shall be in addition to any other rights to which such person may be entitled under any law, By-Law, agreement, vote of stGckholders, or otherwise. Notwithstanding the foregoing, no officer or director of the Corporation shall be indemnified against any liability, whether or not there is an adjudication of liability, arising by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of duties within the meaning of section 17 (and the interpretations thereunder) of the 1940 Act. Any determination to indemnify under this Article Tenth shall be made by "reasonable and fair means" within the meaning of section 17 and shall otherwise comply with the 1940 Act and interpretations thereunder.

                                ARTICLE ELEVENTH

                             Determination Binding
                             ---------------------

     Any determination made by or pursuant to the directors of the Board of Directors in good faith, and so far as accounting matters are involved in accordance with accepted accounting practice, as to the amount of the assets, obligations or liabilities of the Corporation belonging to any Class, as to the amount of the net income of the Corporation belonging to any Class for any period or amounts that are any time legally available for the payment of dividends of Shares of any Class, as to the amount of any reserves or charges set up with respect to any Class and the propriety thereof as to the time of or purpose for creating any reserves or charges with respect to any Class, as to the use, alteration or cancellation of any reserves or charges with respect to any Class (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid for or discharges or shall be then or thereafter required to be paid or discharged), as to the price or the closing bid or asked price of any security owned or held by the Corporation and belonging to any Class, as to the market value of any security or fair value of any other asset owned by the Corporation and belonging to any Class, as to the number of Shares of any Class outstanding or deemed to be outstanding, as to the impracticability or impossibility of liquidating securities in orderly fashion, as to the extent to which it is practicable to deliver the proportionate interest in the securities and other assets of the Corporation belonging to any Class represented by any Shares belonging to any Class redeemed or repurchased in payment for any such Shares, as to the method of payment for any such Shares redeemed or repurchased, or as to any other matters relating to the issue, sale, redemption, repurchase and/or other acquisition or disposition of securities or Shares of the Corporation shall be final and conclusive and shall be binding upon the Corporation and all holders of Shares of all Classes past, present and future, and Shares of all Classes are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid. No provision of these Articles of Incorporation shall be effective to bind any person to waive compliance with any provision of the Securities Act of 1933 (the "1933 Act") or the 1940 ACt or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder.

                                ARTICLE TWELFTH

                                 Miscellaneous
                                 -------------

     Section 1. In the event that any person advances the organizational expenses of the Corporation of any Class, such advances shall become an obligation of the Corporation or such Class, subject to such terms and conditions as may be fixed by, or on a date fixed by, or determined in accordance with criteria fixed by the Board of Directors, to be amortized over a period or periods to be fixed by the Board and allocated to such lass or Classes as may be determined by the Board of Directors.

     Section 2. Whenever any action is taken under these Articles of Incorporation under any authorization to take action which is permitted by the 1940 Act, such action shall be deemed to have been properly taken if such action is in accordance with the construction of the 1940 Act then in effect as expressed in "no action" letters of the staff of the Securities and Exchange Commission or any release, rule, regulation or order under the 1940 Act or any decision of a court of competent jurisdiction notwithstanding that any of the foregoing shall later be found to be invalid or otherwise reversed or modified by any of the foregoing.

     Section 3. Each prospectus of the Corporation (which term "prospectus" as used herein shall include any related statement of additional information) which is in effect from time to time relating to its Shares under the 1933 Act and each proxy statement of the Corporation shall be considered as part of the minutes of the proceedings of the Board of Directors of the Corporation and as reflective of action required or permitted to be taken by such Board under these Articles of Incorporation or by the By-Laws of the Corporation, whether or not copies of such prospectus or proxy statement are included in the minute books of the Corporation.

     Section 4. Whenever under these Articles of Incorporation, the Board of Directors of the Corporation is permitted or required to place a value on assets of the Corporation, such action may be delegated by the Board, and/or determined in accordance with a formula determined by the Board, to the extent permitted by the 1940 Act.

     Section 5. The Corporation shall have the right, at any time and without prior notice to the stockholder in question, to redeem Shares of any Class held in any account registered in the name of such stockholder for their current net asset value, if and to the extent that such redemption is necessary to reimburse either the Corporation or its principal underwriter for any loss either sustained by reason of (i) the failure of such stockholder to make timely and good payment for Shares (whether of the same Class or any other Class or Classes) purchased or subscribed for by such stockholder, regardless of whether such stock holder or was a stockholder at the time of such purchase or subscription; and/or (ii) the cancellation by such stockholder of a redemption or repurchase order; and/or (iii) the failure of such stockholder to provide necessary and timely documentation as to a redemption or repurchase order, necessitating the cancellation of the same; subject in each case to and upon such terms and conditions as the Board of Directors may from time to time prescribe.

                               ARTICLE THIRTEENTH

                                   Amendments
                                  -----------

     The Corporation reserves the right to take any lawful action and to make any amendment of these Articles of Incorporation, including the right to make any amendment which changes the terms of any Shares of any Class now or hereafter authorized by classification, reclassification, or otherwise, and to make any amendment authorizing any sale, lease, exchange or transfer of the property and assets of the Corporation or belonging to any Class or Classes as an entirety, or substantially as an entirety, with or without its good will and franchise, if the holders of the majority of all the Shares of all Classes or of the affected Class or Classes, as the case may be, at the time issued and outstanding and entitled to vote, vote in favor of any such action or amendment, or consent thereto in writing, and reserves the right to make any amendment of these Articles of Incorporation in any form, manner or substance now or hereafter authorized or permitted by law.

     I acknowledge this document to be may act, and state under the penalties of perjury that with respect to all matters and facts therein, to the best of my knowledge, information and belief such matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

Date: October 23, 1991                   /s/ Ulice Payne, Jr.
                                         ------------------------
                                         Ulice Payne, Jr.

     STATE OF WISCONSIN )
                        ) ss:
     COUNTY OF MILWAUKEE)

This is to certify that on this 23rd day of October, 1991, before me, the subscriber, a Notary Public of the State of Wisconsin, personally appeared Ulice Payne, Jr., and he acknowledged the foregoing Articles of Incorporation to be his act.

Witness my hand and Notarial Seal the day and year above written.

                                 /s/ Nadine T. Hansohn
                                 ---------------------------------------
                                 Nadine T. Hansohn, Notary Public
                                 My commission expires: 10/04/92.